UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2020

FIRST FINANCIAL BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-7674	75-0944023
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

400 Pine Street, Abilene, Texas 79601

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (325) 627-7155

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FFIN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2020, the Board of Directors of First Financial Bankshares, Inc., a Texas corporation (the “Corporation”), approved the amendment and restatement of the Corporation’s 2015 Restricted Stock Plan (the “Restated Restricted Stock Plan”). The Restated Restricted Stock Plan includes amendments to, among other things, permit the award of stock to non-employee directors for board fees and reflect the elimination of the “qualified performance-based compensation” exemption from the tax deduction limits imposed by Section 162(m) of the Internal Revenue Code.

The foregoing description of the Restated Restricted Stock Plan is qualified in its entirety by reference to the complete text of the Restated Restricted Stock Plan. A copy of the Restated Restricted Stock Plan is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following are exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1	First Financial Bankshares, Inc. 2015 Restricted Stock Plan, as amended and restated effective April 28, 2020.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANKSHARES, INC.
(Registrant)

DATE: May 1, 2020	By:	/s/ F. Scott Dueser
F. SCOTT DUESER
President and Chief Executive Officer